[LOGO]    THE ACACIA GROUP

Acacia National Life                          [LOGO] ALLOCATOR         No.
7513 Wisconsin Ave.                                                       ------
Bethesda, MD 20814                                   2000(REGISTERED) ANNUITY
(301) 280-1000

ALLOCATOR 2000 ANNUITY APPLICATION
Please Print Using Dark Ink
================================================================================
OWNER'S NAME

--------------------------------------------------------------------------------
Last                          First                          Middle

--------------------------------------------------------------------------------
                              Number & Street

--------------------------------------------------------------------------------
City                                     State                        Zip

--------  --------------------    -------    -----------------------------------
Age       Date of Birth           Sex        Social Security Number

OWNER IS:        Individual         Corporation         Other
          -------            -------             -------       -----------------
     Trust (Date of Trust Agreement)
-----                               ---------------------------

ANNUITANT (If different from Owner)

--------------------------------------------------------------------------------
Last                          First                          Middle

--------------------------------------------------------------------------------
                              Number & Street

--------------------------------------------------------------------------------
City                                     State                        Zip

--------  --------------------    -------    -----------------------------------
Age       Date of Birth           Sex        Social Security Number

Relationship to Owner
                      ----------------------------------------------------------

JOINT ANNUITANT (Optional)

--------------------------------------------------------------------------------
Last                          First                          Middle

--------  --------------------    -------    -----------------------------------
Age       Date of Birth           Sex        Social Security Number

Relationship to Owner
                      ----------------------------------------------------------

BENEFICIARY DESIGNATION: (Beneficiary in the event of Owner's
Death; Provide SSN# if available)

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink



Primary Beneficiary(ies):
                         -------------------------------------------------------

--------------------------------------------------------------------------------

Secondary Beneficiary(ies):
                           -----------------------------------------------------

--------------------------------------------------------------------------------
(Survivors of each class share equally unless otherwise designated) The Owner has the right to change the Beneficiary(ies) unless indicated above or otherwise restricted by law.

PREMIUM PAYMENTS:

I would like to make a premium payment of $           ; and then I would like to
                                           -----------
pay subsequent premium payment of $            at the following frequency:
                                   -----------
                                     Amount

    Annual     Semi-Annual     Quarterly     Monthly     CAM      Other
----       ----            ----          ----        ----     ----

    Direct Bill (Must be checked to receive bills on a regular basis)
----

If CAM option is elected, please attach a void check and
choose Monthly Date:     7th    14th    21st
                     ----   ----    ----

Make check payable to Acacia National Life Insurance Company

Deferred until age:
                    ---------

(If no age is indicated, age 70 will be assumed for qualified plans and age 90 for non-qualified plans.)

STATE WHERE APPLICATION WAS COMPLETED:
                                       ---------------
REPLACEMENT:
Will this policy replace or change any existing life insurance or annuity
    Yes       No    If yes, you MUST attach Replacement report.
----    ----


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink



TAX STATUS OF ANNUITY:     IRA       ROTH IRA: (select one)
                       ----      ----
    Regular      Rollover      HR-10      TSA     Pension      Simple IRA
----         ----          ----       ----    ----         ----
    Non-Qualified
----

If Qualified: Title of Plan:
                            ----------------------------------------------------
Name of Any Trustee:
                     -----------------------------------------------------------

Percentage of Contribution made by:
                                    --------------%
                                       Employer

                                    --------------%
                                       Employee

                            SUITABILITY QUESTIONNAIRE
               (Please provide us with the following information:)

1.  Name of Spouse and dependents and dates of birth:
                                                     ---------------------------

    ----------------------------------------------------------------------------

2.  Annual Earned Income of Applicant:
                                      -----------------------------------------,
    Other income of Applicant
                             --------------------------------------------------;
    Total other Assets:
                       ---------------
    Principal Residence                          Car(s)
                       -------------------------       -------------------------
    Stock(s)                              Bond(s)
            -----------------------------        -------------------------------
    Money Market
                ----------------------
    Checking and Savings Account
                                 -----------------------------------------------
    Life Insurance (cash value)
                                ------------------------------------------------
    Total Debts                          Total Net Worth
                ------------------------                ------------------------
    What is your current annual tax bracket?
                                            -----------------------------------%
3. Other retirement resources: (include annuities, permanent life insurance and pensions, including whether fixed, variable or combinations, social security or railroad retirement).
                           -----------------------------------------------------

    ----------------------------------------------------------------------------


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink

4.  Do you understand the insurance features of this product?       Yes      No;
                                                             ------    ------

5. a) Will the purchase be funded by loans or surrender of another policy or investment?
               ----------------------------------------------------------------
    b) If replacing coverage, has your representative discussed the risks and costs of replacement?
         Not a replacement      Yes       Need more information
     ----                   ----      ----

6.  Have you received an Acacia National Flexible Premium Variable Annuity
    Prospectus?     Yes     No; Date of Prospectus
                ----   ----                        -----------------------------

7.  What is your investment objective?
        Preservation of Capital        Income     Growth     Aggressive Growth
    ----                           ----       ----       ----
        Speculation     Other
    ----            ----      --------------------------------------------------
8. Do you understand the Non-guaranteed nature of this policy, surrender charges, and tax treatment as described in the prospectus?
                                                               -----------------

                         ALLOCATION OF PREMIUM PAYMENTS

Choose either I or II, Acacia National Variable Annuity allows you to choose either the (I) Model Asset Allocation Program and its option or (II) Other Directed Asset Allocation Program and its options.

I. I want to participate in the Model Asset Allocation Program (Quarterly rebalancing is automatic.)

        Yes      If yes, please select one Portfolio A-J
    ----

    Portfolio A     Conservative (with International)
                                                      -------
    Portfolio B     Conservative-Moderate
                       (with International)           -------
    Portfolio C     Moderate (with international)
                                                      -------


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink

    Portfolio D     Moderate-Aggressive (with International)
                                                                         -------
    Portfolio E     Aggressive (with International)
                                                                         -------
    Portfolio F     Conservative (without International)
                                                                         -------
    Portfolio G     Conservative-Moderate (without International)
                                                                         -------
    Portfolio H     Moderate (without International)
                                                                         -------
    Portfolio I     Moderate-Aggressive (without International)
                                                                         -------
    Portfolio J     Aggressive (without International)
                                                                         -------
    Other
         -----------------------------------------------------------     -------

Optional:
    Check here if systematic partial withdrawal is desired with the Model Asset
----
Allocation Program.

Indicate dollar amount to be withdrawn and frequency.
               Start date:
$--------------           ---------
    Amount

Taxes withheld:        Yes        No;
                -------    -------

Frequency of Withdrawals:    Monthly    Quarterly    Semi-Annually    Annually
                          ---        ---          ---              ---

II. I want to participate in Owner Directed Asset Allocation Program      Yes
                                                                     -----
    If yes, please choose no more than 10 accounts. Each selection must be allocated at least 5% of the total premium. (No fractional Percentages are allowed.)

    ______%      General Account (#201)
    ______%      Alger American Growth Portfolio (#205)
    ______%      Alger American Mid Cap Growth Portfolio (#206)


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink

    _____%    Alger American Small Capitalization Portfolio (#207)
    _____%    Calvert Social Money Market Portfolio (#202)
    _____%    Calvert Social Balanced Portfolio (#203)
    _____%    Calvert Social Small-Cap Growth Portfolio (#204)
    _____%    Calvert Social Mid-Cap Growth Portfolio (#216)
    _____%    Calvert Social International Equity Portfolio (#217)
    _____%    Dreyfus Stock Index Fund (#208)
    _____%    Neuberger & Berman Advisers Management
                 Trust Limited Maturity Bond Portfolio (#209)
    _____%    Neuberger & Berman Advisers Management
                 Trust Growth Portfolio (#210)
    _____%    Oppenheimer High Income Fund (#218)
    _____%    Oppenheimer Capital Appreciation Fund (#219)
    _____%    Oppenheimer Growth Fund (#220)
    _____%    Oppenheimer Growth and Income Fund (#221)
    _____%    Oppenheimer Strategic Bond Fund (#222)
    _____%    Strong International Stock Fund II (#213)
    _____%    Strong Discovery Fund II (#214)
    _____%    Van Eck World Wide Hard Assets Fund (#215)


------------
      100%    TOTAL (MUST EQUAL 100%)

A. TRANSFER SCHEDULE (With Item A under Owner Directed asset Allocation you may choose item 1 or 2)

      You may select either Automatic Rebalancing Or Dollar Cost Averaging (not both):

      1.   Automatic Rebalancing          I elect Automatic rebalancing
                                    -----


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink



      Indicate frequency, (Unless otherwise specified, quarterly will be chosen) Rebalancing will occur based on selections you have allocated. This option shall not apply to the Fixed Account.

      Frequency:      Monthly      Quarterly      Semi-Annually       Annually
                  ----         ----           ----               ----
      OR

      2.   Dollar Cost Averaging            I elect Dollar Cost Averaging
                                   --------

           Frequency (choose one or if left blank the default is monthly)
                       Monthly     Quarterly     Semi-Annually        Annually
                   ----        ----          ----                -----

Please transfer from the Money Market Account (minimum transfer amount is $50 per sub-account):

Amount to be                    Account to which transferred
Transferred                   (for Dollar Cost Averaging only)
$                                               sub-account
 ----------                    -----------------
$                                               sub-account
 ----------                    -----------------
$                                               sub-account
 ----------                    -----------------

Amount to be                    Account to which transferred
Transferred                    (for Dollar Cost Averaging only)
$                                               sub-account
 ----------                    -----------------
$                                               sub-account
 ----------                    -----------------
$                                               sub-account
 ----------                    -----------------

Transfer to be effective on         . If no date given it will become effective
                            --------
on next monthly anniversary. Dollar Cost Averaging will continue until notification is received to cancel or money market account contains less than the required minimum transfer amount.


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
[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink



If you have selected Owner Directed Asset Allocation, you may also choose from the following options:

      B.          SYSTEMATIC PARTIAL WITHDRAWAL.  Indicate dollar
           -----  amount to be withdrawn and frequency.

           $                              Start Date:
            --------------                           ----------------
                Amount

           Taxes Withheld:      Yes      No
                           -----    -----

           Frequency:     Monthly     Quarterly     Semi-Annually      Annually
                       ---         ---           ---               ---

      C.   ____ INTEREST SWEEP

           Interest sweep allows you to transfer interest from the fixed account (#201) to the variable sub- accounts on a periodic basis. Indicate the percentage of interest and the sub-accounts to which the interest shall be allocated. (You may transfer interest to sub-accounts different from those chosen under your Owner Directed Asset Allocation Program.) (Sweep must add up to 100%). Indicate frequency, percentage and sub-account.

           Frequency:     Monthly     Quarterly     Semi-Annually      Annually
                       ---         ---           ---               ---

           $                                               sub-account
            ----------                    -----------------
           $                                               sub-account
            ----------                    -----------------
           $                                               sub-account
            ----------                    -----------------
           $                                               sub-account
            ----------                    -----------------
           $                                               sub-account
            ----------                    -----------------
           $                                               sub-account
            ----------                    -----------------

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink

                        Telephone Transfer Authorization

      By initializing this box, the Owner gives the Registered Representative/
------
Agent of Record the authority to transfer account values among the subaccounts and the fixed account. This authorization is subject to the terms and provisions in the contract and prospectus.

Acacia National, its agents and employees shall not be liable for any loss, liability or expense incurred or sustained by reason of (i) Acacia National's good faith reliance upon a telephone call which purports to have been initiated by such third party requesting a transfer transaction, or (ii) for failure to honor one or more transfer requests due to such requests failing to comply with terms, conditions, limitations of the prospectus or this agreement.

                         CONSENT FOR ELECTRONIC DELIVERY

By initializing here           the owner consents to receive the Acacia
                     ----------
National Annual Prospectus dated May 1st of the Prospective year and all subsequent prospectus amendments thereto, semi-annual and annual reports electronically in lieu of paper version.

      I would like to receive delivery:

           On diskette
      ----
                    Or
           Via E-Mail - My E-Mail address is:
      ----                                   -----------------------------------

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink


                                    AGREEMENT

I represent, to the best of my knowledge and belief, statements made in the application are complete, true and correctly recorded. I agree that:

1. This application and any required supplements shall be the application and become part of the annuity policy applied for.

2. Upon Company approval of the application and payment of the premium, the annuity policy shall immediately become effective and the payment will become the absolute property of the Company. There shall be no refund of the premium or any other payment made under the policy except in accordance with its terms.

3. If proof of age is not given with this application, the Annuitant(s) will furnish the Company with proof satisfactory to it, before annuity payments begin.

4. No agent has the right to modify any policy issued on the basis of this application or extend the time of payment for any premium. Notice to or knowledge of the agent is not notice to or knowledge of the company.

5. As required by law under penalties of perjury, I certify that (1) the Social Security or other Taxpayer Identification Number (TIN) provided on this form is my correct TIN, and (2) that I am not subject to backup withholding as a result of a failure to report all interest dividends, or
      (b) IRS had notified me that I am no longer subject to backup withholding. (Please strike out clause (2) if you are currently under notification).

6.    I/WE BELIEVE THIS POLICY WILL MEET MY/OUR FINANCIAL OBJECTIVES.

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink

7. I/WE UNDERSTAND THAT POLICY VALUES MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS.

8. ACCUMULATED VALUES UNDER THE VARIABLE ACCOUNTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS; NO MINIMUM VALUE IS GUARANTEED.

Date:
         -------------------
            Month/Day/Year

Signed at:
          ----------------------------------------------------------------------
                City                                          State

Authorized Signature
of Individual Owner:
                    ------------------------------------------------------------
Signature of
Proposed Annuitant:
                   -------------------------------------------------------------
                               (if not Owner and must be over age 18)

Registered
Representative
              ------------------------------------------------------------------
                                   (Witness to all Signatures)

Signature of Proposed
Joint Owner:
            --------------------------------------------------------------------
                           (Optional - must be spouse of Owner)

Warning: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of any annuity containing any false, incomplete or misleading information may be guilty of a felony.

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                        -----
Please Print Using Dark Ink



                      REGISTERED REPRESENTATIVE INFORMATION

Deposit Amount $                      Existing TAG Account #
                -------------     ----                      --------------------

Agency #      Registered Representative       Schedule          Percent       Broker/Dealer or Name/Code
                                               A or B

--------      -------------------------     ---      ---        -------       --------------------------

Agency #      Registered Representative       Schedule          Percent       Broker/Dealer or Name/Code
                                               A or B

--------      -------------------------     ---      ---        -------       --------------------------

Agency #      Registered Representative       Schedule          Percent       Broker/Dealer or Name/Code
                                               A or B

--------      -------------------------     ---      ---        -------       --------------------------

[LOGO] Acacia National Life Insurance Company                           No.
Application for a Flexible Premium Variable Annuity                       ------
Please Print Using Dark Ink

Agency #      Registered Representative       Schedule          Percent       Broker/Dealer or Name/Code
                                               A or B

--------      -------------------------     ---      ---        -------       --------------------------

(1) Is this personal business (account manager or immediate family) for account receiving credit?

           Yes        No
      -----      -----

(2) To the best of your knowledge does the policy applied for involve replacement as defined under applicable state regulation?

           Yes        No
      -----      -----

(3) If the answer to number 2 was yes, have you attached the required replacement report?

            Yes        No
      -----      -----    If no explain:
                                         ---------------------------------------
(4)   Registered Representative Signature
                                         ---------------------------------------

(5)    Comments:
                ----------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

[LOGO] Acacia National Life Insurance Company

TEMPORARY RECEIPT - To be given to Applicant for Payment Made to Account
Manager.

Received from                         the sum of $           as a deposit to be
              -----------------------             ----------
transmitted to the Company's Principal Office in connection with an application
dated               for an Annuity on the life or lives of
      --------------                                        --------------------
                                                 . Should the application not be
-------------------------------------------------
approved by the Company, the deposit will be returned upon surrender of this receipt.

This is a temporary receipt only. If you do not hear from the company in relation to the proposed policy within thirty days, notify the Company at 7315 Wisconsin Ave. Bethesda, MD 20814.

If this deposit check is a draft, the amount of the deposit shall be considered as paid only if such check or draft is honored in the usual course of collection and such amount is unconditionally credited to the Company.

ALL PREMIUM CHECKS MUST BE PAYABLE TO THE INSURANCE COMPANY - DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

                       TWENTY DAY RIGHT TO EXAMINE POLICY:

You as owner may return this policy for any reason within twenty days after receiving it. On written request, an insurer is required to provide the owner within a reasonable time, reasonable factual information regarding the benefits and provisions of the Variable Annuity Policy. If returned, the policy will be considered void from the beginning and any premium will be refunded.











               REGISTERED REPRESENTATIVES IN THE STATE OF ARIZONA

                  This notice must be removed and left with the
                                Proposed Insured.

                        Variable products distributed by
                            THE ADVISORS GROUP, INC.,
                          a registered broker/dealer of
                                THE ACACIA GROUP.